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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) Of
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 8, 1998



                               ZERO CORPORATION
            (Exact name of Registrant as specified in its charter)

        Delaware                     1-5260                    95-1718077
        --------                     ------                    ----------
(State of incorporation)     (Commission File Number)  (I.R.S. Employer Id. No.)


                      444 South Flower Street, Suite 2100
                      Los Angeles, California 90071-2922
              (Address of principal executive offices) (Zip Code)

                                (213)  629-7000
             (Registrant's Telephone number, including area code)

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Item 5.   Other Events.

     Merger Agreement with Applied Power Inc.

     On April 6, 1998, ZERO Corporation ("ZERO") and Applied Power Inc. ("API") jointly announced the execution of an Agreement and Plan of Merger, dated as of April 6, 1998 (the "Merger Agreement"), which provides for the combination of the two companies through a merger of a newly created, wholly owned subsidiary of API into ZERO (the "Merger"). Under the Merger Agreement, which has been approved by the directors of both companies, each share of ZERO Common Stock, par value $.01 per share ("ZERO Common Stock"), issued and outstanding at the time the Merger is consummated, will be converted into .85 (the "Exchange Ratio") of a share of API Class A Common Stock, par value $.20 per share ("API Common Stock"), in a tax-free reorganization to be accounted for as a pooling of interests. ZERO employee and director stock options to purchase ZERO Common Stock which are outstanding immediately prior to the Merger will be assumed by API and converted at the Exchange Ratio into options to acquire API Common Stock.

     The consummation of the Merger is subject to various conditions set forth in the Merger Agreement, including approval by the stockholders of both companies, all requisite regulatory approvals and the effectiveness of a registration statement to be filed by API with the Securities and Exchange Commission covering the shares of API Common Stock to be issued as a result of the transaction. The Merger Agreement provides for the payment of a $15.0 million breakup fee to API if the Board of Directors of ZERO terminates the Merger Agreement in the exercise of its fiduciary duties in connection with another transaction or in connection with the occurrence of certain other events.

     Applied Power Inc., headquartered in Butler, Wisconsin is a global company comprised of three business segments. Technical Environments and Enclosure's expertise is in building and assembling enclosures for electronic and electrical equipment and in configuring technical equipment for end users. Engineered Solutions supplies components and systems using actuation and vibration control technologies to a diverse group of OEM customers. Tools and Supplies provides industrial and electrical tools and accessories through various distributor and retail channels worldwide.

     The Merger Agreement and the press release issued in connection therewith are filed as exhibits to this report. The above description of the Merger Agreement is qualified by reference to the provisions of the Merger Agreement.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits:

          See Exhibit Index following the signature page of this report, which is incorporated herein by reference.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 8, 1998

                              ZERO CORPORATION


                              By: /s/ George A. Daniels
                                  --------------------------------------------
                              Name: George A. Daniels
                              Its:  Vice President and Chief Financial Officer

                                       3
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                               ZERO CORPORATION
                         (Commission File No. 1-5260)

                                 EXHIBIT INDEX
                                      to
                            FORM 8-K CURRENT REPORT
                        Date of Report:  April 8, 1998


                                                           Incorporated Herein         Filed
Exhibit        Description                                 by Reference to           Herewith
-------        -----------                                 -------------------       --------
Exhibit 2      Agreement and Plan of Merger, dated as of                             X
               April 6, 1998, by and among Applied Power
               Inc., ZERO Corporation and STB Acquisition
               Corporation

Exhibit 99     Press Release dated April 6, 1998                                     X

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